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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITOR'S CONSENT

         We consent to the incorporation by reference in this Registration Statement of Staff Builders, Inc. on Form S-8 of our report dated May 17, 2001, appearing in the Annual Report on Form 10-K/A of Staff Builders, Inc. for the year ended February 28, 2001.




/s/ Deloitte & Touche LLP

Deloitte Touche LLP
Jericho, New York

July 12, 2001